EXPRESS Second Quarter 2022 Earnings Presentation

2 S E C O N D Q U A R TE R 2022 E A R N IN G S Cautionary Statement REGARDING FORWARD-LOOKING STATEMENTS Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, cash tax refunds, liquidity, EBITDA, free cash flow, eCommerce demand, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company's strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. You can identify these forward-looking statements by the use of words in the future tense and statements accompanied by words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads” or the negative version of these words or other comparable words. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company's control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the COVID-19 pandemic and its continued impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and increased tensions between China and Taiwan; (4) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (5) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (6) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (7) customer traffic at malls, shopping centers, and at our stores; (8) competition from other retailers; (9) our dependence on a strong brand image; (10) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (11) the failure or breach of information systems upon which we rely; (12) our ability to protect customer data from fraud and theft; (13) our dependence upon third parties to manufacture all of our merchandise; (14) changes in the cost of raw materials, labor, and freight; (15) supply chain or other business disruption, including as a result of the coronavirus; (16) our dependence upon key executive management; (17) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (18) our substantial lease obligations; (19) our reliance on third parties to provide us with certain key services for our business; (20) impairment charges on long-lived assets; (21) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (22) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (23) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (24) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (25) changes in tariff rates; and (26) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption. These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

ABOUT EXPRESS

Express is a **modern, multichannel apparel and accessories brand grounded in versatility,** guided by its purpose - *We Create Confidence. We inspire Self-Expression*. - and powered by a styling community.

Launched in 1980 with the idea that **style, quality and value should all be found in one place**, Express has been a part of some of the most important and culture-defining fashion trends.

The **Express Edit design philosophy** ensures that the brand is always '**of the now**' so people can get dressed for every day and any occasion knowing that Express can help them look the way they want to look and feel the way they want to feel.

Express operates over **550 retail and outlet stores** in the United States and Puerto Rico, the **express.com online store** and the **Express mobile app**. Express, Inc. is comprised of the brands **Express** and **UpWest**, and is traded on the NYSE under the symbol **EXPR**.







Sales Profile [1,2]


53%
WOMEN
47%
MEN

[1] For the twenty-six weeks ended July 30, 2022
[2] Excludes "other revenue" of $26.3 million

SECOND QUARTER 2022 EARNINGS
EXPRESS
3

4 S E C O N D Q U A R TE R 2022 E A R N IN G S Company Profile Product assortment aligned to Express Edit 35 million annual visits Compelling value proposition Extends brand reach 1 Excludes “other revenue” of $26.3 million 2 As of July 30, 2022 (Retail store count includes 5 Express Edit stores and 14 UpWest stores) 28% of YTD 2022 net sales 72% of YTD 2022 net sales EXPRESS FACTORY OUTLET1 202 Brick & Mortar Stores RETAIL STORES & ECOMMERCE1 362 Brick & Mortar Stores2 Integrated multichannel model 270 million annual visits Where our styling community comes together

RESULTS SECOND QUARTER 2022

Delivered fifth consecutive quarter of positive comparable sales compared to pre-pandemic levels. While performance was below outlook, achieved solid results despite challenging macroeconomic conditions that worsened as the quarter progressed.

- Increased comparable sales by 1% compared to 2021. Up 4% compared to 2019
- Drove record Express Factory Outlet revenues for a second quarter and increased comparable sales by 2%
- Delivered gross margin expansion of 50 basis compared to 2021 driven by net sales growth and lower compensation-related expenses. Growth of 630 basis points compared to 2019
- Generated operating income of $10 million and EBITDA[1] of $26 million
- Continued to operate with the highest number of Active *Express Insider* loyalty members in the Company's history
- Continued to build, activate and amplify Styling Community, effectively expanding its reach and impact
- Grew UpWest brand sales by 46%
- Remain committed to achieving stated goal of mid-single digit operating margin by 2024

1. EBITDA is a non-GAAP financial measure. Refer to pages 13-14 for information about non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures.

SECOND QUARTER 2022 EARNINGS

EXPRESS
6

7 S E C O N D Q U A R TE R 2022 E A R N IN G S Q2 2022 Financial Performance 1. EBITDA is a non-GAAP financial measure. Refer to pages 13-14 for information about non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures. $465M Net Sales $10M Operating Income $26M EBITDA1 Net Sales (In Millions) $458 $465 Q2 2021 Q2 2022 Operating Income (In Millions) $15 $10 Q2 2021 Q2 2022 EBITDA (In Millions) $31 $26 Q2 2021 Q2 2022 1

Balance Sheet and Cash Flow

Inventory*



Inventory
(In Millions)
$267
$346
Q2 2021
Q2 2022

Operating Cash Flow



Operating Cash Flow
(In Millions)
$68
$(61)
2021 YTD
2022 YTD

* Inventory up 30% compared to 2021 driven primarily by the following: (1) strategic actions taken to mitigate supply chain challenges and ensure inventory arrives on time, (2) underlying cost increases due to improved product quality and distortion to higher-priced categories, and (3) strategic pack-and-hold of late arriving Holiday 2021 product which is expected to sell through at appropriate prices in the Outlet channel this fall

SECOND QUARTER 2022 EARNINGS
EXPRESS
8

2022 OUTLOOK

10 S E C O N D Q U A R TE R 2022 E A R N IN G S 2022 Outlook This outlook is based on our solid year-to-date performance and the advancements we have made in each of the four foundational pillars of our EXPRESSway Forward strategy (Product, Brand, Customer, Execution), balanced against the increasingly challenging macroeconomic environment, ongoing uncertainty of the supply chain, geopolitical events and other uncertainties that may impact our business. Third Quarter • Comparable sales to decrease mid-single digits • Gross margin rate to decrease approximately 350 basis points • SG&A expenses as a percent of sales to delever approximately 350 basis points, including incremental investments in technology and higher store labor expenses • Net interest expense of $4 million • Effective tax rate essentially zero percent Full Year • Comparable sales to increase mid-single digits • Gross margin rate to increase approximately 100 basis points • SG&A expenses as a percent of sales to delever approximately 100 basis points • Net interest expense of $16 million • Effective tax rate essentially zero percent • Diluted loss per share of $0.16 to $0.22 • Capital expenditures of approximately $50 million • Inventory to move closer to parity with sales growth in the back half of the year Assumptions in the Company's outlook may be affected by the continued uncertainty of the pandemic and geopolitical events and their impacts throughout the supply chain.

11 S E C O N D Q U A R TE R 2022 E A R N IN G S Projected 2022 Real Estate Activity Second Quarter 2022 - Actual July 30, 2022 - Actual Company-Operated Stores Opened Closed Store Count Gross Square Footage Retail Stores — (1) 343 Outlet Stores — — 202 Express Edit Stores — — 5 UpWest Stores 4 — 14 TOTAL 4 (1) 564 4.7 million Third Quarter 2022 - Projected October 29, 2022 - Projected Company-Operated Stores Opened Closed Store Count Gross Square Footage Retail Stores — (1) 342 Outlet Stores — — 202 Express Edit Stores 4 — 9 UpWest Stores 2 (1) 15 TOTAL 6 (2) 568 4.7 million Full Year 2022 - Projected January 28, 2023 - Projected Company-Operated Stores Opened Closed Store Count Gross Square Footage Retail Stores — (13) 333 Outlet Stores — (3) 200 Express Edit Stores 7 (1) 11 UpWest Stores 9 (3) 13 TOTAL 16 (20) 557 4.6 million

NON-GAAP RECONCILIATION SECOND QUARTER 2022

13 S E C O N D Q U A R TE R 2022 E A R N IN G S Cautionary Statement REGARDING NON-GAAP FINANCIAL MEASURES This presentation contains references to Earnings before interest, taxes, and depreciation and amortization (EBITDA), which is a non-GAAP financial measure. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles (GAAP) included in Express, Inc.’s filings with the Securities and Exchange Commission and may differ from similarly titled measures used by others. Please refer to slide 14 for additional information and reconciliation of EBITDA to the most directly comparable financial measure calculated in accordance with GAAP. Management believes that EBITDA provides useful information because it excludes items that may not be indicative of or are unrelated to our underlying business results, and may provide a better baseline for analyzing trends in our underlying business. EBITDA is used as a performance measure in our long-term executive compensation program for purposes of determining the number of equity awards that are ultimately earned. EBITDA is also a metric used in our short- term cash incentive compensation plan. This non-GAAP financial measure reflects an additional way of viewing the Company's operations that, when viewed with the GAAP results and the following reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

14 S E C O N D Q U A R TE R 2022 E A R N IN G S Q2 2022 & 2021 EBITDA Thirteen Weeks Ended Twenty-Six Weeks Ended (in thousands) July 30, 2022 July 31, 2021 July 30, 2022 July 31, 2021 Net income/(loss) $ 7,036 $ 10,639 $ (4,878) $ (35,085) Interest expense, net 3,800 4,115 7,294 9,367 Income tax expense/(benefit) 252 22 (231) (62) Depreciation and amortization 14,477 16,002 29,213 32,756 EBITDA (Non-GAAP Measure) $ 25,565 $ 30,778 $ 31,398 $ 6,976

Greg Johnson VP, Investor Relations (614) 474-4890 INVESTOR CONTACT